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                                                                 Exhibit 10.26

                        HILTON HOTELS THRIFT SAVINGS PLAN

                               (1996 RESTATEMENT)

                                AMENDMENT 1996-1

     WHEREAS, Hilton Hotels Corporation (the "Company") maintains the Hilton Hotels Thrift Savings Plan (which was restated in 1996, and is referred to herein as the "Plan) for certain employees of the Company; and

     WHEREAS, the Company has determined that it is desirable to amend the Plan as set forth herein; and

     WHEREAS, the Company has the authority to amend the Plan;

     NOW, THEREFORE, the Plan is hereby amended, effective January 1, 1996, by adding the following new section 4.5:

          "(b) SPECIAL 1996 COMPANY CONTRIBUTION. The Company shall make a special one-time contribution in an amount to be determined by the Company in its sole discretion with respect to the 1996 Plan Year (the "1996 Contribution"). The 1996 Contribution will be allocated to the Accounts of those Participants who both are (1) participants in the Hilton Hotels Retirement Plan as of December 31, 1996, and (2) Employees as of December 31, 1996. The amount allocated to each such Participant's

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     Account shall be equal to that portion of the total 1996 Contribution that such Participant's "Compensation" (as defined in the Hilton Hotels Retirement Plan) for the 1996 Plan Year bears to the total "Compensation" (as so defined) of all such Participants."

     IN WITNESS WHEREOF, this Amendment 1996-1 is hereby adopted this ____ day of December, 1996.

                                       HILTON HOTELS CORPORATION

                                       By: ___________________________

                                       Its: __________________________


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